UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On January 27, 2014, Millennial Media, Inc. (the “Company”) issued a press release announcing its preliminary fourth quarter 2013 financial results.  A copy of the press release is furnished herewith as Exhibit 99.1 to this current report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Resignation of Paul Palmieri as President, Chief Executive Officer and Member of the Board of Directors

On January 25, 2014, Paul Palmieri resigned as the President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), in each case effective as of that date.  Mr. Palmieri also ceased serving as the Company’s principal operating officer as of that date.

(c)(d)                   Appointment of Michael Barrett as President, Chief Executive Officer and Member of the Board of Directors

On January 25, 2014, the Board appointed Michael Barrett as the Company’s President and Chief Executive Officer, effective as of that date.  Mr. Barrett will also serve as the Company’s principal operating officer. The Board also appointed Mr. Barrett as a member of the Board, effective as of January 25, 2014.  Mr. Barrett will serve as a Class I director whose term will expire at the 2016 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Barrett and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Mr. Barrett and any of the Company’s other directors or executive officers.  The Company does not expect that Mr. Barrett will be named as a member of any committees of the Board.  Additional information about Mr. Barrett is set forth below:

Michael G. Barrett.  Mr. Barrett, age 51, has served as our President and Chief Executive Officer and a member of our board of directors since January 2014.  Mr. Barrett has served as the President of Ichabod Farm Ventures LLC, an internet investment company that he founded, since December 2012.  From July 2012 until December 2012, he served as Global Chief Revenue Officer and Executive Vice President at Yahoo! Inc.  Prior to Yahoo!, from January 2012 until July 2012, Mr. Barrett served as Director at Google Inc., where he led the integration efforts following Google’s acquisition of Admeld Inc., a leading global supply side platform solution for premium publishers.  Mr. Barrett previously served as Chief Executive Officer of AdMeld from November 2008 until December 2011.  Mr. Barrett has also held senior positions at AOL, Fox Interactive Media and Disney Online.  He currently serves on the board of directors of Tremor Video, Inc., a publicly held provider of technology-driven video advertising solutions.  Mr. Barrett received a B.A. degree in Economics from College of the Holy Cross.

(e)                                  Employment Agreement with Michael Barrett

In connection with his appointment as President and Chief Executive Officer, Mr. Barrett and the Company entered into an employment agreement as of January 25, 2014.

Mr. Barrett’s base salary under the employment agreement is initially $500,000 per year, subject to increase but not decrease, in the discretion of the Board or the Compensation Committee of the Board.  Mr. Barrett is eligible for an annual discretionary cash bonus of up to 80% of his then-current base salary, subject to his achievement of performance criteria to be set forth in an annual incentive plan that may be adopted by the Board or Compensation Committee of the Board.

On January 25, 2014, the Company granted Mr. Barrett an option to purchase 1,500,000 shares of the Company’s common stock (the “Initial Option Grant”) at an exercise price of $6.71 per share, the closing price of a share of the Company’s common stock on the New York Stock Exchange on the last preceding trading day before the grant date.  The Initial Option Grant will vest in twelve equal quarterly installments, with the first installment vesting on March 31, 2015, and the remaining 11 installments vesting on the last day of each June, September, December and March thereafter, such that the Initial Option Grant will be fully vested on December 31, 2017.

In addition, on January 25, 2014, the Company also granted Mr. Barrett 500,000 restricted stock units (the “Initial RSU Grant”), which vest in four equal quarterly installments on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.

Each of the Initial Option Grant and Initial RSU are subject to accelerated vesting in specified circumstances.  One-half of any then-unvested shares subject to the Initial Option Grant and the Initial RSU Grant will vest upon a “change in control” (as defined in the Company’s 2012 Equity Incentive Plan), subject to Mr. Barrett’s continued service with the Company as of immediately before the “change in control,” and 100% of any then-unvested shares subject to the Initial Option Grant and the Initial RSU Grant will vest if Mr. Barrett’s employment is terminated by the Company without “cause” or by Mr. Barrett for “good reason” (each as defined in his employment agreement) within two months prior to, as of, or within twelve months following a “change in control,” in each case subject to Mr. Barrett entering into and not revoking a release in a form acceptable to the Company.

Mr. Barrett is also eligible to receive restricted stock unit awards with a value of up to $2,000,000 annually, if he meets performance goals as may be determined by the Company in its sole discretion.  For 2015, the value of any such annual restricted stock unit award will not be less than $1,500,000.

Mr. Barrett is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In the event that Mr. Barrett’s employment is terminated by the Company without “cause” or by Mr. Barrett for “good reason” (each as defined in his employment agreement), in each case subject to Mr. Barrett entering into and not revoking a release in a form acceptable to the Company, Mr. Barrett will be entitled to receive:

•                  severance payments equal to his then-current base salary for a period of 12 months;

•                  if he timely elects and remains eligible for continued coverage under COBRA, the health insurance premiums that the Company was paying on behalf of Mr. Barrett and his covered dependents prior to the date of termination, for as long as he is receiving the severance payments under the employment agreement described above; and

•                  accelerated vesting of (i) 50% of any then-unvested shares subject to the Initial Option Grant and the Initial RSU Grant, if such termination occurs on or before January 25, 2016, and (ii) 100% of any then-unvested shares subject to the Initial Option Grant, if such termination occurs after January 25, 2016.

All options held by Mr. Barrett will be exercisable for a period of time following any termination of Mr. Barrett’s employment as may be set forth in the Company’s equity incentive plans and the award agreement between the Company and Mr. Barrett.

In the event of Mr. Barrett’s death, Mr. Barrett’s estate will be entitled to receive the same accelerated vesting of the Initial Option Grant and Initial RSU Grant described above that would otherwise apply if Mr. Barrett’s employment had been terminated without cause or for good reason.

The foregoing description of Mr. Barrett’s employment agreement is a summary, is not complete and is qualified in its entirety by reference to the employment agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending March 31, 2014.

Separation Agreement and Consulting Agreement with Paul Palmieri

On January 25, 2014, the Company and Mr. Palmieri entered into a separation agreement (the “Separation Agreement”) and a consulting agreement (the “Consulting Agreement”).  Under the Separation Agreement and the Consulting Agreement, Mr. Palmieri has agreed to continue to provide services to the Company as a consultant and advisor through February 1, 2015.  Mr. Palmieri’s expected commitment of services to the Company is up to ten hours per month.

In exchange for providing such services, the Company has agreed to pay to Mr. Palmieri his 2013 executive bonus in the amount that would have been due to Mr. Palmieri if he had remained employed by the Company through the date of payment of such bonus, as determined by the Compensation Committee of the Board.  Under the Separation Agreement and the Consulting Agreement, the Company will also provide for the vesting of Mr. Palmieri’s currently outstanding restricted stock units over the term of the Consulting Agreement.  Subject to Mr. Palmieri’s continued service through such term, the restricted stock units will be fully vested as of the end of the term of the Consulting Agreement.  Mr. Palmieri will also be reimbursed for reasonable out-of-pocket expenses borne by him in performing the requested services.  If so requested by the Company, Mr. Palmieri may, in his sole discretion, agree to provide additional services to the Company, in which case he would be paid $5,000 per day or portion thereof for such additional services.

The foregoing description of the Separation Agreement and Consulting Agreement is a summary, is not complete and is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending March 31, 2014.

Item 7.01.                                        Regulation FD Disclosure.

On January 27, 2014, the Company issued a press release announcing Mr. Palmieri’s departure and Mr. Barrett’s appointment.  A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated January 27, 2014, “Millennial Media Announces Preliminary Q4 Results Above Expectations on Strong Brand and Programmatic Sales.”

99.2	Press Release, dated January 27, 2014, “Following a strong Q4, Paul Palmieri Steps Down as Millennial Media’s Chairman and CEO.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Sik Shin
Ho Sik Shin
General Counsel, Chief Privacy Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated January 27, 2014, “Millennial Media Announces Preliminary Q4 Results Above Expectations on Strong Brand and Programmatic Sales.”

99.2	Press Release, dated January 27, 2014, “Following a strong Q4, Paul Palmieri Steps Down as Millennial Media’s Chairman and CEO.”